Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-237748 on Form S-1 of our report dated July 16, 2019, relating to the financial statements of ATC Group Partners LLC and its subsidiaries.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
May 27, 2020